EXHIBIT 3.2









                                    NIKE, Inc.

                              Third Restated Bylaws


                          (Adopted September 17, 1995;
                           amended September 20, 2004)






                                  NIKE, Inc.

                              Third Restated Bylaws

                                TABLE OF CONTENTS

                                                                Page

ARTICLE 1 - Offices                                                1
     Section 1.  Principal Offices                                 1
     Section 2.  Additional Offices                                1

ARTICLE 2 - Shareholders                                           1
     Section 1.  Place of Meetings                                 1
     Section 2.  Annual Meetings                                   1
     Section 3.  Special Meetings                                  1
     Section 4.  Notice of Meetings and Waiver                     1
     Section 5.  Quorum                                            2
     Section 6.  Voting Rights                                     2
     Section 7.  Voting of Shares by Certain Holders               3
     Section 8.  Proxies                                           3
     Section 9.  Shareholder Lists                                 3
     Section 10. Business of Shareholder Meetings                  4

ARTICLE 3 - Directors                                              5
     Section 1.  Powers                                            5
     Section 2.  Number and Qualifications                         5
     Section 3.  Election and Tenure                               5
     Section 4.  Vacancies                                         5
     Section 5.  Resignation                                       6
     Section 6.  Removal                                           6
     Section 7.  Meetings - Notice and Waiver                      6
     Section 8.  Quorum and Vote                                   6
     Section 9.  Compensation                                      7

ARTICLE 4 - Committees                                             7
     Section 1.  Committees of the Board of Directors              7
     Section 2.  Actions of the Committees                         7
     Section 3.  Procedures                                        7
     Section 4.  Appointment of Committee Members                  7

ARTICLE 5 - Officers                                               8
     Section 1.  Designation; Appointment                          8
     Section 2.  Chairman of the Board                             8
     Section 3.  President                                         9
     Section 4.  Vice Presidents                                   9
     Section 5.  Secretary                                         9
     Section 6.  Treasurer                                         9
     Section 7.  Assistant Officers                               10
     Section 8.  Divisional Officers                              10

ARTICLE 6 - Certificates and Transfer of Shares                   10
     Section 1.  Certificates for Shares                          10
     Section 2.  Transfer on the Books                            11
     Section 3.  Lost Certificates                                11
     Section 4.  Transfer Agents and Registrars                   11
     Section 5.  Record Date                                      11
     Section 6.  Registered Shareholders                          11

ARTICLE 7 - General Provisions                                    11
     Section 1.  Records                                          11
     Section 2.  Seal                                             12
     Section 3.  Amendment of Bylaws                              12
     Section 4.  Action Without a Meeting                         12
     Section 5.  Telephonic Meetings                              12
     Section 6.  Fiscal Year                                      12
     Section 7.  Execution of Corporate Instruments               12

ARTICLE 8 - Transactions With Interested Directors                13
     Section 1.  Validity of Transaction                          13
     Section 2.  Indirect Interest                                13
     Section 3.  Authorization by Board                           13
     Section 4.  Authorization by Shareholders                    14

ARTICLE 9 - Indemnification                                       14

ARTICLE 10 - Limitation of Director Liability                     17



                               NIKE, Inc.

                         Third Restated Bylaws


                          ARTICLE 1 - Offices

     Section 1.  Principal Office.  The registered office and principal
                 _________________
executive offices of NIKE, Inc., an Oregon corporation (the
"Corporation"), shall be located in Beaverton, Oregon, or such other location as the Board of Directors may determine.

     Section 2.  Additional Offices.  The Corporation may also have
                 ___________________
offices at such other places, either within or without Oregon, as the Board of Directors may from time to time determine or as the business of the Corporation may require.


                       ARTICLE 2 - Shareholders

     Section 1.  Place of Meetings.  Meetings of the shareholders of the
                 __________________
Corporation shall be held at Beaverton, Oregon, or any other place, either within or without Oregon, selected by the Board of Directors, or in the absence of a selection by the Board of Directors, by the Chairman of the Board.

     Section 2.  Annual Meetings.  The annual meeting of the
                 ________________
shareholders shall be held on the third Monday in September of each year if not a legal holiday, and if a legal holiday then on the next succeeding business day, at such time as may be designated by the Board of Directors and specified in the notice of the meeting. The Board of Directors shall have the discretion to designate a different annual meeting date for any year, provided that the date so designated is within 60 days of the date specified in the preceding sentence. At the annual meeting, the shareholders shall elect by vote a Board of Directors, consider reports of the affairs of the Corporation, and transact such other business as may properly be brought before the meeting.

     Section 3.  Special Meetings.  The Corporation shall hold a special
                 _________________
meeting of shareholders upon the call of the Chairman of the Board or the Board of Directors, or if the holders of at least 10 percent of all votes entitled to be cast on any issue proposed to be considered at the special meeting sign, date and deliver to the Secretary of the Corporation one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Special meetings of the shareholders may not be called by any other person or persons.

     Section 4.  Notice of Meetings and Waiver.
                 ______________________________

     (a)    General.  The Corporation shall notify shareholders in
            _______
writing of the date, time and place of each annual and special shareholders meeting not earlier than 60 days nor less than ten days before the meeting date. Except as otherwise required by applicable

                                  1
law, the Corporation is required to give notice only to shareholders entitled to vote at the meeting. Such notice is effective when mailed if it is mailed postage prepaid and is correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders. Except as otherwise required by applicable law, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called.

     (b)    Adjourned Meetings.  If an annual or special shareholders
            __________________
meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed, or is required by law to be fixed, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date. A determination of shareholders entitled to notice of or to vote at a shareholders meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     (c)    Waiver of Notice.  A shareholder's attendance at a meeting
            ________________
waives objection to (i) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     Section 5.  Quorum.  Shares entitled to vote as a separate voting
                 ______
group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless otherwise required by law, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. In the absence of a quorum, a majority of those present in person or represented by proxy may adjourn the meeting from time to time until a quorum exists. Any business that might have been transacted at the original meeting may be transacted at the adjourned meeting if a quorum exists.

     Section 6.  Voting Rights.  The voting rights of holders of stock
                 _____________
of the Corporation, and the circumstances under which any class of stock has special voting rights and the manner of exercise thereof, are as set forth in the Restated Articles of Incorporation, as amended (the "Restated Articles"). Only shares of stock are entitled to vote.
Except as otherwise provided in the Restated Articles or by applicable law: (i) each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders meeting; (ii) if a quorum exists, action on a matter, other than the election of directors, by a voting group shall be approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action; and (iii) directors shall be elected by a plurality of the votes cast by holders of the shares entitled to vote in the election at a meeting at which a quorum is present.

                                  2
     Section 7.  Voting of Shares by Certain Holders.  If the name
                 ___________________________________
signed on a vote, consent, waiver or proxy corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver or proxy and give it effect as the act of the shareholder. If the name signed on a vote, consent, waiver or proxy does not correspond to the name of its shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver or proxy and give it effect as the act of the shareholder if authorized by ORS 60.237 or any successor provision dealing with acceptance of votes.

     Shares of the Corporation are not entitled to be voted if (i) they are owned, directly or indirectly, by another domestic or foreign corporation, and (ii) the Corporation owns, directly or indirectly, a majority of the shares entitled to be voted for the directors of such other corporation. This paragraph does not limit the power of a corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

     Any redeemable shares that the Corporation may issue are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

     Section 8.  Proxies.  A shareholder entitled to vote or to execute
                 _______
any waiver or consent may do so either in person or by written proxy duly executed and filed at or before the meeting at which it is to be used with the Secretary at the Corporation or other officer or agent of the Corporation authorized to tabulate votes. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the Corporation authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

     Section 9.  Shareholder Lists.  After fixing a record date for a
                 _________________
meeting, the Corporation shall prepare an alphabetical list of the names of all of its shareholders who are entitled to notice of the meeting. The list shall be arranged by voting group, and within each voting group, by class or series of shares and show the address of and the number of shares held by each shareholder. The shareholder list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting for which the list was prepared is given and continuing through the meeting. Such list shall be kept on file at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or the shareholder's agent or attorney, shall be entitled on written demand to inspect and, subject to the requirements of law, to copy the list during regular business hours and at the shareholder's expense during the period it is available for inspection. The Corporation shall make the shareholder list available at the meeting, and any shareholder, or the shareholder's agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to inspect such list or to vote at any meeting of shareholders. Refusal or failure to prepare or make

                                  3
available the shareholder list does not affect the validity of action taken at the meeting.

     Section 10. Business of Shareholder Meetings.
                 ________________________________

     (a) The Chairman of the Board, or such other officer of the Corporation designated by the Board of Directors, shall call meetings of the shareholders to order and shall act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer, or any person he or she designates, shall also have the authority in his or her sole discretion to regulate the conduct of any such meeting, including, without limitation: the establishment of rules for determining if business is to be brought before such meeting; the establishment of procedures for the maintenance of order and safety; setting limitations on the time allotted to questions or comments on the affairs of the Corporation; imposing restrictions on entry to such meeting of shareholders after the time prescribed for the commencement thereof; determining the opening and closing of the voting polls; imposing restrictions on the persons (other than shareholders or their proxies) who may attend such meeting; ascertaining whether any shareholder or his or her proxy may be excluded from such meeting based upon any determination by the presiding officer, in his or her discretion, that any such person has disrupted or is likely to disrupt the proceedings thereat; and by determining the circumstances in which any person may make a statement or ask questions at such meeting.

     (b) Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders meeting.

     (c) At the annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder, and (iv) under law, an appropriate subject of shareholder action.

     (d) In addition to any other applicable requirements, including, without limitation, requirements relating to solicitation of proxies and proposals of security holders under the Securities Exchange Act of 1934, as amended, (the "Proxy Rules") for business to be properly brought before the annual meeting by a shareholder, including nominations of persons for election to the Board of Directors, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be received by the Secretary at the principal executive offices of the Corporation, not less than 60 days prior to the meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder; (iv) any material interest of the shareholder in such business; (v) a description of all arrangements or understandings between such shareholder and any other person or persons in connection with the proposal of such business, (vi) a representation that such shareholder intends to appear in person or by proxy at the annual

                                  4
meeting to bring such business before the meeting; and (vii) with regard to nominations, all information required by the Proxy Rules.

     (e) No business shall be conducted at an annual or special meeting except in accordance with the procedures set forth in this
Section 10. The presiding officer at a shareholders meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section. If the presiding officer should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     (f) The Chairman of the Board shall, in advance of any meeting of shareholders, appoint one or more inspectors of election to act at the meeting. The inspectors of election shall decide upon the qualifications of voters, count the votes, declare the results and make a written report thereof.


                          ARTICLE 3 - Directors

     Section 1.  Powers.  The Corporation shall have a Board of
                 ______
Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.


     Section 2.  Number and Qualifications.  The number of directors
                 _________________________
shall be determined by resolution of the Board of Directors, and shall not be less than five. Any decrease in the number of directors designated by the Board of Directors shall not shorten an incumbent director's term. Directors need not be residents of Oregon or shareholders of the Corporation.

     Section 3.  Election and Tenure.  The directors shall be elected at
                 ___________________
the annual meeting of the shareholders, by separate vote of the Class A and Class B Common Stock in the manner required by the Restated Articles. Their term of office shall begin immediately after election. The terms of all directors, including a director elected to fill a vacancy, expire at the next annual shareholders meeting following their election. Despite the expiration of a director's term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors.

     Section 4.  Vacancies.  A vacancy in the Board of Directors shall
                 _________
exist upon the death, resignation or removal of any director or upon an increase in the number of directors. If a vacancy occurs on the Board of Directors as a result of death, resignation or removal from office of a director who is elected by a separate class vote of the common stock, it shall be filled by the affirmative vote of a majority of the remaining directors similarly elected by such class. If none shall be remaining, the vacancy shall be filled by all directors then in office. If the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by an affirmative vote of a majority of all of the directors remaining in office. If a vacancy occurs on the Board of Directors as a result of an increase in the number of directors, the Board of Directors may fill such vacancy,

                                  5
provided they may not elect more than three additional directors in any period between annual shareholders meetings to fill such vacancies.

     Section 5.  Resignation.  A director may resign at any time by
                 ___________
delivering written notice to the Chairman of the Board of Directors, the Board of Directors or the Corporation.

     Section 6.  Removal.  The shareholders may remove one or more
                 _______
directors with or without cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director. A director may be removed by the shareholders only at a meeting called for the purpose of removing the director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

     Section 7.  Meetings - Notice and Waiver.
                 ____________________________

     (a) The Board of Directors may hold regular or special meetings in or out of Oregon.

     (b) Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting. The Board of Directors may fix, by resolution, the time and place for the holding of regular meetings.

     (c) Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, or a majority of directors. Notice of special meetings of the Board of Directors shall be preceded by at least 48 hours' notice of the date, time, place and general purpose of the meeting. The notice shall be given orally, either in person or by telephone, or shall be delivered in writing, either personally, by mail or by facsimile or by telegram.

     (d) Notice of the time and place of holding any adjourned meeting need not be given if such time and place are fixed at the meeting adjourned.

     (e) The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice, or consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     Section 8.  Quorum and Vote.
                 _______________

     (a) A majority of the directors in office shall constitute a quorum for the transaction of business. A majority of the directors present, in the absence of a quorum, may adjourn from time to time but

                                  6
may not transact any business. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors, unless a different vote is required by law.

     (b) A director who is present at a meeting of the Board of Directors, or is present at a meeting of a committee of the Board of Directors, when corporate action is taken, is deemed to have assented to the action taken unless (i) the director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding the meeting or transacting business at the meeting, (ii) the director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (iii) the director delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

     Section 9.  Compensation.  Directors shall be entitled to such
                 ____________
compensation for their services as may be approved by the Board of Directors, including, without limitation, an annual fee, a fixed sum for attending each Board and committee meeting, and their expenses of attendance at each meeting of the Board or a committee. No such payment shall preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, consultant or otherwise and receiving compensation for that service.


                          ARTICLE 4 - Committees

     Section 1.  Committees of the Board of Directors.  The Board of
                 ____________________________________
Directors shall designate an Executive Committee, a Nominating and Corporate Governance Committee, an Audit Committee, a Compensation Committee, a Finance Committee, and a Corporate Responsibility Committee, each of which shall have powers and authority of the Board of Directors to the extent provided for in charters for each committee adopted by the Board of Directors. The Board of Directors may designate one or more additional committees of the Board with such powers as shall be specified in charters adopted by the Board. Each committee shall consist of one or such greater number of directors as shall be determined from time to time by resolution of the Board of Directors.

     Section 2.  Actions of the Committees.  Each committee shall keep
                 _________________________
regular minutes of its meetings. All action taken by a committee shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to approval and revision by the Board, provided that no legal rights of third parties shall be affected by such revisions.

     Section 3.  Procedures.  The provisions of Article 3 of these
                 __________
Bylaws governing meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors shall apply to committees and their members as well.

     Section 4.  Appointment of Committee Members.  The members of each
                 ________________________________
committee shall be appointed by the Board of Directors by resolution and shall serve until the first meeting of the Board of Directors after the

                                  7
annual meeting of shareholders and until their successors are elected and qualified or until the members' earlier resignation or removal. The Board of Directors shall designate the Chair of each committee other than the Executive Committee. The Chairman of the Board shall serve as Chair of the Executive Committee. The Board may also designate the Vice Chair of any committee, as appropriate. Vacancies may be filled by the Board of Directors at any meeting.

     With the approval of the Board of Directors, the Chairman of the Board may designate one or more directors to serve as an alternate member or members at any committee meeting to replace any absent or disqualified member. The Chairman of the Board may designate a committee member as acting Chair of that committee, in the absence of the elected committee Chair or a Vice Chair.


                             ARTICLE 5 - Officers

     Section 1.  Designation; Appointment.
                 ________________________

     (a) The officers of the Corporation shall be a Chairman of the Board and Chief Executive Officer, a President and Chief Operating Officer, one or more Vice Presidents, a Treasurer, a Secretary and such other officers and assistant officers as the Board of Directors or the Chairman of the Board shall from time to time appoint, none of whom need be members of the Board of Directors. The officers shall hold office at the pleasure of the Board of Directors if appointed by the Board, or the Chairman of the Board if appointed by the Chairman. Subject to the terms of any contract of employment between the Corporation and such officer, any officer appointed by the Board of Directors or the Chairman of the Board may be removed at any time by the Board of Directors or the Chairman, respectively.

     The same individual may simultaneously hold more than one office in the Corporation. A vacancy in any office because of death, resignation, removal or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office. The salaries and other compensation of the officers of the Corporation shall be fixed by or in the manner designated by the Board of Directors.

     (b) Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board of Directors or the Secretary. Unless the notice specifies a later effective date, a resignation is effective at the earliest of the following: (i) when received; (ii) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postage prepaid and correctly addressed; or (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date, if the Board of Directors provides that the successor shall not take office until the effective date.

     Section 2.  Chairman of the Board.  The Chairman of the Board shall
                 _____________________
preside at all meetings of the Board of Directors and shareholders and will be the Chief Executive Officer of the Corporation. Subject to the control of the Board of Directors, the Chairman of the Board shall have

                                  8
general supervision, direction and control of the business and affairs of the Corporation and shall perform other duties commonly incident to such office. The Chairman of the Board will have authority to execute on behalf of the Corporation all contracts, deeds, agreements, stock certificates and other instruments. The Chairman of the Board will be the Chair of the Executive Committee and an ex officio a member of all other standing committees, will have the general powers and duties of management usually vested in the Chief Executive Officer of a corporation and will have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

     Section 3.  President.  The President will be the Chief Operating
                 _________
Officer of the Corporation, and will have such duties of general supervision, direction and control of the business and affairs of the Corporation as are authorized by the Board of Directors and the Chairman of the Board. In the absence of the Chairman of the Board, the President will perform the duties and responsibilities of the Chairman of the Board. The President will be ex officio a member of all the standing committees, have the general powers and duties of management usually vested in the office of Chief Operating Officer of a corporation and will have such other powers and duties as may be prescribed by the Board of Directors, the Chairman of the Board or these Bylaws.

     Section 4.  Vice Presidents.  Each Executive Vice President, Senior
                 _______________
Vice President and Vice President shall have such powers and perform such duties as may be assigned to the officer by the Board of Directors or by the Chairman of the Board or the President or these Bylaws. In the absence or disability of the Chairman of the Board and the President, the Chairman of the Board's duties and powers shall be performed and exercised by a senior officer designated by the Board of Directors or the Chairman of the Board.

     Section 5.  Secretary.  The Secretary shall attend all meetings of
                 _________
the shareholders and of the Board of Directors, and shall record all acts and proceedings thereof in the minute book of the Corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the shareholders, of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors or the Chairman of the Board may designate from time to time. An Assistant Secretary is authorized to assume and perform the duties of the Secretary in the absence of the Secretary, and to also perform such other duties and have such other powers as the Board of Directors or the Chairman of the Board shall designate from time to time.

     Section 6.  Treasurer.  The Treasurer shall perform all duties and
                 _________
acts incident to the position of Treasurer, shall have custody and be responsible for the Corporation's funds and securities, shall supervise the investments of its funds, and shall deposit all money and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be authorized, taking proper vouchers for such disbursements, and shall render to the Board of Directors, whenever required, an account of all the transactions of the Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties as may be

                                  9
assigned, and shall report to the Chief Financial Officer or, in the absence of the Chief Financial Officer, to the Chairman of the Board.
In the absence of the Treasurer, an Assistant Treasurer is authorized to assume the duties of the Treasurer, and to also perform such other duties and have such other powers as the Board of Directors or the Chairman of the Board shall designate from time to time.

     Section 7.  Assistant Officers.  Such other officers as the Board
                 __________________
of Directors, the Chairman of the Board or the President may designate, including a Deputy Chairman of the Board of Directors and Assistant Officers, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors or the Chairman of the Board.

     Section 8.  Divisional Officers.  The Board of Directors or the
                 ___________________
Chairman of the Board may from time to time appoint persons to hold nominal titles as officers of divisions or of other areas of the Corporation's business ("Divisional Officers"). No Divisional Officer shall by reason of such appointment become a corporate officer or have the authority of a corporate officer. Each Divisional Officer shall only perform such duties and have such powers as may be assigned to the person by the Board of Directors or the Chairman of the Board. Any title given to any Divisional Officer may be withdrawn, with or without cause at any time, by the Board of Directors or the Chairman, and any duty or authority delegated to any such person may be withdrawn, with or without cause at any time, by the Board of Directors or the Chairman.


             ARTICLE 6 - Certificates and Transfer of Shares

     Section 1.  Certificates for Shares.
                 _______________________

     (a)    Form.  Certificates for shares shall be in such form as the
            ____
Board of Directors may designate, shall state the name of the Corporation and the state law under which the Corporation is organized, shall state the name of the person to whom the shares represented by the certificate are issued, and shall state the number and class of shares and the designation of the series, if any, the certificate represents. If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class, the variations in rights, preferences and limitations determined for each series and the authority of the Board of Directors to determine variations for future series shall be summarized on the front or back of each certificate, or each certificate may state conspicuously on its front or back that the Corporation shall furnish shareholders with this information on request in writing and without charge.

     (b)    Signing.  Each certificate for shares shall be signed,
            _______
either manually or in facsimile, by (i) the Chairman of the Board or the President and (ii) the Secretary or an Assistant Secretary of the Corporation. The certificates may bear the corporate seal or its facsimile. If any officer who has signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate shall nevertheless be valid.



                                 10
     Section 2.  Transfer on the Books.  Upon surrender to the
                 _____________________
Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and subject to any limitations on transfer appearing on the certificate or in the Corporation's stock transfer records, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 3.  Lost Certificates.  In the event a certificate is
                 _________________
represented to be lost, stolen or destroyed, a new certificate shall be issued in place thereof upon such proof of the loss, theft or destruction and upon the giving of such bond or other indemnity as may be required by the Corporation.

     Section 4.  Transfer Agents and Registrars.  The Board of Directors
                 ______________________________
may from time to time appoint one or more transfer agents and one or more registrars for the shares of the Corporation who will have such powers and duties as the Board of Directors may specify.

     Section 5.  Record Date.  In order that the Corporation may
                 ___________
determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 70 nor less than 10 days before the date of such meeting, nor more than 70 days prior to any other action. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 6.  Registered Shareholders.  The Corporation shall be
                 _______________________
entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by law.


                    ARTICLE 7 - General Provisions

     Section 1.  Records.  The Corporation shall maintain all records
                 _______
required by law. All such records shall be kept at its principal office, registered office or at any other place designated by the Chairman of the Board of the Corporation, or as otherwise provided by applicable law. The records of the Corporation allowed to be inspected by shareholders shall be open to inspection by the shareholders or the


                                 11
shareholders' agents or attorneys in the manner and to the extent required by applicable law.

     Section 2.  Seal.  The corporate seal, if any, shall be circular in
                 ____
form and shall have inscribed thereon the name of the Corporation and the state of incorporation.

     Section 3.  Amendment of Bylaws.  Except as otherwise provided by
                 ___________________
applicable law or by the Restated Articles, the Board of Directors may amend or repeal these Bylaws at any regular or special meeting. The Corporation's shareholders may also amend or repeal these Bylaws, as authorized by applicable laws.

     Section 4.  Action Without a Meeting.  Any action required or
                 ________________________
permitted by law to be taken at any meeting of the Board of Directors, or at any meeting of a committee of the Board of Directors, or at any meeting of shareholders may be taken without a meeting if the action is taken by all members of the Board or the Committee or all shareholders. The action shall be evidenced by one or more written consents describing the action taken, signed by each director, committee member or shareholder and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 4 is effective when the last director or shareholder signs the consent, unless the consent specifies an earlier or later effective date. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

     Section 5.  Telephonic Meetings.  The Board of Directors or any
                 ___________________
committee thereof may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through, use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. All directors participating in a Board or committee meeting by this means shall be deemed to be present in person at the meeting.

     Section 6.  Fiscal Year.  The fiscal year of the Corporation shall
                 ___________
extend from June 1 until May 31 of the following calendar year.

     Section 7.  Execution of Corporate Instruments.
                 __________________________________

     (a) The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, and such execution or signature shall be binding upon the Corporation.

     (b) Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts of the Corporation, promissory notes, deeds of trusts, mortgages and other evidences of indebtedness of the Corporation, and other corporate instruments shall be executed, signed or endorsed by the Chairman of the Board, the President, the Treasurer, or any Vice President. All other instruments and documents requiring the corporate signature may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

(c) All checks and drafts drawn on banks or other depositories

                                 12
on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.


            ARTICLE 8 - Transactions With Interested Directors

     Section 1.  Validity of Transaction.
                 _______________________

     (a) No transaction involving the Corporation shall be voidable by the Corporation solely because of a director's direct or indirect interest in the transaction if:

           (i) The material facts of the transaction and the director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors, and the Board of Directors or committee authorized, approved or ratified the transaction;

           (ii) The material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote and the shareholders authorized, approved or ratified the transaction by the affirmative vote of the holders of a majority of the issued and outstanding shares of the Corporation, or by written consent; or

           (iii) The transaction was fair and reasonable to the Corporation.

     (b) This Article 8 shall not invalidate any contract, transaction or determination that would otherwise be valid under applicable law.

     Section 2.  Indirect Interest.  Solely for purposes of this Article
                 _________________
8, a director of the Corporation has an indirect interest in a transaction if another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction; or the transaction with another entity of which the director is a director, officer or trustee is a party to the transaction and the transaction is or should be considered by the Board of Directors.

     Section 3.  Authorization by Board.  For purposes of Section 1 of
                 ______________________
this Article 8, a transaction in which a director has an interest is authorized, approved or ratified by the Board of Directors if it receives the affirmative vote of a majority of the directors on the Board of Directors, or on the committee, who have no direct or indirect interest in the transaction. A transaction may not be authorized, approved or ratified under this Article 8 by a single director. If a majority of the directors who have no direct or indirect interest in the transaction vote to authorize, approve or ratify the transaction, a quorum shall be present for the purpose of taking action under this
Article 8. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction shall not affect the validity of any action taken under Section 1 of this Article 8 by the Board of Directors or a committee thereof, if the transaction is otherwise authorized, approved or ratified as provided in Section 1 of this
Article 8.



                                 13
     Section 4.  Authorization by Shareholders.  For purposes of Section
                 _____________________________
1 of this Article 8, a transaction in which a director has an interest is authorized, approved or ratified if it receives the vote of a majority of the shares entitled to vote under this Article 8 voting as a single voting group. Shares owned by or voted under the control of a director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of any entity described in paragraph (a) of Section 2 of this Article 8 may be counted in a vote of shareholders to determine whether to authorize, approve or ratify a transaction by vote of the shareholders under Section 1 of this Article
8. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this Article 8 constitutes a quorum for the purpose of taking action under this Article 8.


                       ARTICLE 9 - Indemnification

     (a) The Corporation shall indemnify to the fullest extent permitted by law, any person who is made, or threatened to be made, a party to or witness in, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including any action, suit or proceeding by or in the right of the Corporation) by reason of the fact that:

           (i) the person is or was a director or officer of the Corporation or any of its subsidiaries;

           (ii) the person is or was serving as a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation or any of its subsidiaries; or

           (iii) the person is or was serving, at the request of the Corporation or any of its subsidiaries, as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise.

     (b) The Corporation may indemnify its employees and other agents to the fullest extent permitted by law.

     (c) The expenses incurred by a director or officer or other indemnified person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise, which the director or officer is made or threatened to be made a party to or witness in, or is otherwise involved in, shall be paid by the Corporation in advance upon written request if the indemnified person:

           (i) furnishes the Corporation a written affirmation that in good faith the person believes that he or she is entitled to be indemnified by the Corporation; and

           (ii) furnishes the Corporation a written undertaking to repay such advance to the extent that it is ultimately determined by a court that such person is not entitled to be indemnified by the Corporation. Such advances shall be made without regard to the person's ability to repay such expenses and without regard to the person's ultimate entitlement to indemnification under this Article or otherwise.


                                 14
     (d) The rights of indemnification provided in this Article 9 shall be in addition to any rights to which a person may otherwise be entitled under any articles of incorporation, bylaw, agreement, statute, policy of insurance, vote of shareholders or Board of Directors, or otherwise; shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation; and shall inure to the benefit of the heirs, executors and administrators of such person.

     (e) Any repeal of this Article 9 shall be prospective only and no repeal or modification of this Article 9 shall adversely affect any right or protection that is based upon this Article 9 and pertains to an act or omission that occurred prior to the time of such repeal or modification.

     (f)    As a condition precedent to indemnification under this
Article 9, not later than 30 days after receipt by the director or officer of notice of the commencement of any proceeding the director or officer shall, if a claim in respect of the proceeding is to be made against the Corporation under this Article 9, notify the Corporation in writing of the commencement of the proceeding. The failure to properly notify the Corporation shall not relieve the Corporation from any liability which it may have to the director or officer otherwise than under this Article 9. With respect to any proceeding as to which the director or officer so notifies the Corporation of the commencement:

           (i) The Corporation shall be entitled to participate in the proceeding at its own expense.

           (ii) Except as otherwise provided in this paragraph (f), the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense of the proceeding, with legal counsel reasonably satisfactory to the director or officer. The director or officer shall have the right to use separate legal counsel in the proceeding, but the corporation shall not be liable to the director or officer under this Article 9 for the fees and expenses of separate legal counsel incurred after notice from the Corporation of its assumption of the defense, unless (A) the director or officer reasonably concludes that there may be a conflict of interest between the Corporation and the director or officer in the conduct of the defense of the proceeding, or (B) the Corporation does not use legal counsel to assume the defense of such proceeding. The Corporation shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Corporation or as to which the director or officer has made the conclusion provided for in (A) above.

           (iii) If two or more persons who may be entitled to indemnification from the Corporation, including the director or officer seeking indemnification, are parties to any proceeding, the Corporation may require the director or officer to use the same legal counsel as the other parties. The director or officer shall have the right to use separate legal counsel in the proceeding, but the Corporation shall not be liable to the director or officer under this Article 9 for the fees and expenses of separate legal counsel incurred after notice from the Corporation of the requirement to use the same legal counsel as the other parties, unless the director or officer reasonably concludes that there may be a conflict of interest between the director or officer and any of the other parties required by the Corporation to be represented by the same legal counsel.

           (iv)	 The Corporation shall not be liable to indemnify the
director or officer under this Article 9 for any amounts paid in

                                 15
settlement of any proceeding effected without its written consent, which shall not be unreasonably withheld. The director or officer shall permit the Corporation to settle any proceeding that the Corporation assumes the defense of, except that the Corporation shall not settle any action or claim in any manner that would impose any penalty or limitation on the director or officer without such person's written consent.

     (g) Notwithstanding any provision in this Article 9, the Corporation shall not be obligated under this Article 9 to make any indemnification or advance any expenses in connection with any claim made against any director or officer:

           (i) for which payment is required to be made to or on behalf of the director or officer under any insurance policy, except with respect to any excess amount to which the director or officer is entitled under this Article 9 beyond the amount of payment under such insurance policy;

           (ii) if a court having jurisdiction in the matter finally determines that such indemnification is not lawful under any applicable statute or public policy;

           (iii) in connection with any proceeding (or part of any proceeding) initiated by the director or officer, or any proceeding by the director or officer against the Corporation or its directors, officers, employees or other persons entitled to be indemnified by the Corporation, unless: (A) the Corporation is expressly required by law to make the indemnification; (B) the proceeding was authorized by the Board of Directors; or (C) the director or officer initiated the proceeding pursuant to subsection (i) of this Article 9 and the director or officer is successful in whole or in part in such proceeding; or

           (iv) for an accounting of profits made from the purchase and sale by the director or officer of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act, or similar provision of any state statutory law or common law.

     (h) In the event of payment under this Article 9, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the director or officer. The director or officer shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

     (i) Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Article 9 shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or officer. Any director or officer may enforce any right to indemnification or advances under this
Article 9 in any court of competent jurisdiction if: (i) the Corporation denies the claim for indemnification or advances, in whole or in part, or (ii) the Corporation does not dispose of such claim within 45 days of request therefor. It shall be a defense to any such enforcement action (other than an action brought to enforce a claim for advancement of expenses pursuant to, and in compliance with, this Article 9) that the director or officer is not entitled to indemnification under this
Article 9.  However, except as provided in subsection (f) of this
Article 9, the Corporation shall not assert any defense to an action brought to enforce a claim for advancement of expenses pursuant to this
Article 9 if the director or officer has tendered to the Corporation the

                                 16
affirmation and undertaking required hereunder. The burden of proving by clear and convincing evidence that indemnification is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the director or officer has met the applicable standard of conduct nor an actual determination by the Corporation (including its Board of Directors or independent legal counsel) that indemnification is improper because the director or officer has not met such applicable standard of conduct, shall be asserted as a defense to the action or create a presumption that the director or officer is not entitled to indemnification under this Article 9 or otherwise. The director's or officer's expenses incurred in connection with successfully establishing such person's right to indemnification or advances, in whole or in part, in any proceeding shall also be paid or reimbursed by the Corporation.

     (j) The rights conferred on any person by this Article 9 shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) To the fullest extent permitted by law, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article 9.

     (l) If this Article 9 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Article 9 that shall not have been invalidated, or by any other applicable law.


              ARTICLE 10 - Limitation of Director Liability

     To the fullest extent permitted by law, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director. Without limiting the generality of the foregoing, if the Oregon Revised Statutes are amended, after this Article 10 becomes effective, to authorize corporate action further eliminating or limiting the personal liability of directors of the Corporation, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the Oregon Revised Statutes, as so amended. No amendment or repeal of this Article 10, nor the adoption of any provision of these Bylaws inconsistent with this Article 10, nor a change in the law, shall adversely affect any right or protection that is based upon this Article 10 and pertains to conduct that occurred prior to the time of such amendment, repeal, adoption or change. No change in the law shall reduce or eliminate the rights and protections set forth in this Article 10 unless the change in the law specifically requires such reduction or elimination.










                                 17